UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 27, 2012

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 27, 2012, Terex Corporation (the “Company”) completed an offering of $300,000,000 aggregate principal amount of its 6.50% Senior Notes due 2020 (the “Senior Notes”).  In connection with the offering, the Company entered into a supplemental indenture, as described in the following paragraphs.

The Senior Notes were issued pursuant to an indenture, dated as of July 20, 2007 (the “Senior Indenture”), between the Company and HSBC Bank USA, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated as of March 27, 2012 (the “Supplemental Indenture” and, together with the Senior Indenture, the “Senior Notes Indenture”), between the Company, the guarantors named therein (the “Guarantors”) and the Trustee. The Senior Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by certain of the Company's existing and future wholly-owned domestic subsidiaries.  A copy of the Senior Indenture is set forth as Exhibit 4.1 to the Company's automatic shelf registration statement on Form S-3 (No. 333-144796) filed July 24, 2007, and is incorporated herein by reference.  A copy of the Supplemental Indenture is attached hereto as Exhibit 4.1, and is incorporated herein by reference.  The descriptions of the Senior Notes Indenture and the Senior Notes (a form of which is attached as an exhibit to the Supplemental Indenture) in this report are only summaries and are qualified in their entirety by the terms of the Senior Notes Indenture and the Senior Notes, respectively.

The Supplemental Indenture and the Senior Notes provide, among other things, that the Senior Notes will be the Company's senior obligations and will rank equally in right of payment with all of the Company's senior unsecured indebtedness.  The Senior Notes will bear interest from March 27, 2012 at an annual rate of 6.50%, payable semi-annually on each April 1 and October 1, commencing on October 1, 2012.  The Senior Notes will mature on April 1, 2020.  The Company may redeem the Senior Notes in whole or in part, on or after April 1, 2016, at the redemption prices set forth in the Supplemental Indenture.  Prior to April 1, 2016, the Company may redeem the Senior Notes, in whole or in part, at a price equal to 100% of the principal amount thereof plus a “make-whole” premium set forth in the Supplemental Indenture.  In addition, prior to April 1, 2015, the Company may redeem up to 35% of the Senior Notes from the proceeds of certain equity offerings.  Upon certain change of control events (as defined in the Supplemental Indenture), the holders of the Senior Notes may require the Company to repurchase all or a portion of the Senior Notes at a purchase price of 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase.

The terms of the Supplemental Indenture, among other things, limit the ability of the Company and its restricted subsidiaries to (i) incur additional indebtedness, (ii) issue preferred stock, (iii) create or incur certain liens, (iv) pay dividends and make other restricted payments, (v) create restrictions on dividend and other payments to the Company from certain of its subsidiaries, (vi) sell assets and subsidiary stock, (vii) engage in transactions with affiliates, (viii) consolidate, merge or transfer all or substantially all of the Company's assets and the assets of its subsidiaries and (ix) create unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications. The Supplemental Indenture provides for customary events of default which include, among other things, (subject in certain cases to customary grace and cure periods) defaults based on: (i) the failure to make payments under the Supplemental Indenture when due, (ii) breach of covenants, (iii) acceleration of other material indebtedness, (iv) bankruptcy events and (v) material judgments. Generally, if an event of default occurs, the trustee or the holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all of the Senior Notes to be due and payable.

The Trustee and its affiliates maintain relationships in the ordinary course of business with the Company and its subsidiaries, including the provision of commercial banking, investment banking, trustee and/or other financial services.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 of this report relating to the Senior Notes is also responsive to Item 2.03 of this report and is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

4.1    Supplemental Indenture, dated as of March 27, 2012, among the Company, the Guarantors and the Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2012

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel